UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         November 3, 2003

(Exact name of registrant as specified in its charter)

Maryland

001-11543

52-0735512

(State or other jurisdiction of incorporation)

(Commission File Number)

(IRS Employer Identification No.)

10275 Little Patuxent Parkway Columbia, Maryland	21044-3456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (410) 992-6000

Not Applicable

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 12.  Results of Operations and Financial Condition.

Incorporated by reference is a press release to be issued by the registrant on November 3, 2003, regarding revised earnings for the third quarter of 2003, attached as Exhibit 99.1.  Also incorporated by reference is certain supplemental information not included in the press release, attached as Exhibit 99.2.  The Financial Accounting Standards Board reconsidered and deferred indefinitely certain aspects of SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” on October 29, 2003.  Therefore, the preliminary results of operations and financial position included in the press release dated October 28, 2003 have been revised as per Exhibit 99.1.  This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

These materials are also available at the registrant’s website, www.therousecompany.com.  Users may access the press release by clicking on “Investor Relations,” then “Press Releases.”  Users may access the supplemental information by clicking on “Investor Relations,” then “Financial Reports.”  The supplemental information will be found under the heading “Investors’ Supplemental Materials.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 3, 2003	THE ROUSE COMPANY

		By:	/s/ Melanie M. Lundquist
Melanie M. Lundquist
Senior Vice President and Corporate Controller